                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Oppenheimer Quest Value Fund, Inc.:

We consent to the use in this Registration Statement of Oppenheimer Quest
Value Fund, Inc. of our report dated November 21, 2002, included in the
Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial
Highlights" appearing in the Prospectus, which is also part of such
Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.

                              KPMG LLP

Denver, Colorado
December 23,  2002